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Exhibit 23.2

ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in the registration statements (Nos. 333-112729, 333-109925, 333-108422, 333-106252, 333-100583, 333-89985, 333-47074, and 333-34020) on Form S-3 and (333-100582, 333-87714, 333-83287, 333-66995, 333-56308, and 333-35306) on Form S-8 of 24/7 Real Media, Inc. of our report dated November 25, 2003, with respect to the balance sheets of Real Media Korea Co., Ltd. as of September 30, 2003 and December 31, 2002 and the related statements of income, shareholders' equity and cash flows for the nine-month period and the year then ended, which report appears in the Form 8-K/A of 24/7 Real Media, Inc. dated January 12, 2004.

/s/  SAMDUK ACCOUNTING CORPORATION

Seoul, South Korea
March 24, 2004

12/F SEOHUNG BUILDING, 68 KEONJI-DONG, JONGRO-KU, SEOUL, KOREA
Tel: (02)3976-700~1-Fax: (02)730-9559
Certified Public Accountants. A Member of NEXIA INTERNATIONAL

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ACCOUNTANTS' CONSENT